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                                                                     EXHIBIT 5.1

                [AKIN GUMP STRAUSS HAUER & FELD LLP LETTERHEAD]


March 20, 2003

Bestway, Inc.
7800 Stemmons Freeway
Suite 320
Dallas, TX 75247


Re:      Bestway Inc.
         Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Bestway, Inc., a Delaware corporation (the "Company"), in connection with the registration of 160,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), as described in a registration statement on Form S-8 (the "Registration Statement") relating to the Common Stock to be issued under the Company's Incentive Stock Option Plan, as amended from time to time (the "Plan"), which registration statement is to be filed with the Securities and Exchange Commission.

         We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

         Based upon such examination and representations, we advise you that, in our opinion:

         A. The shares of Common Stock to be issued under the Plan that are to be registered pursuant to the Registration Statement have been duly and validly authorized by the Company.

         B. The shares of Common Stock to be issued under the Plan that are to be registered pursuant to the Registration Statement, when issued and delivered in accordance with the Plan, will be validly issued, fully paid and non-assessable.

         The opinions in this letter are qualified in their entirety and subject to the following:

         A. We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

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[AKIN GUMP STRAUSS HAUER & FELD LLP]


Bestway, Inc.
Page 2
March 20, 2003





         B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

         C. This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any facts or circumstances that may hereafter come to our attention.

         We consent to the reference to this firm in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.



Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP


AKIN GUMP STRAUSS HAUER & FELD LLP